Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 18, 2022, with respect to the consolidated financial statements of Vacasa, Inc., included herein.

/s/ KPMG LLP

Boise, Idaho
March 18, 2022